SECOND CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                              OF OMNI ASSETS, INC.

      Omni Assets, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.    The name of the corporation is OMNI ASSETS, INC.

2. The Certificate of Incorporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

      "The  name of the corporation is INAMCO INTERNATIONAL CORP."

3.    That said amendment was duly adopted in accordance  with the provisions of
      Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this ____ day of February, 2000.

                     --------------------------------------
                     Varges George, Chief Executive Officer